                                                                    Exhibit 10-a

                               ARVINMERITOR, INC.

                            2004 DIRECTORS STOCK PLAN

1.   PURPOSE OF THE PLAN.

     The purpose of the 2004 Directors Stock Plan (the Plan) is to link the compensation of non-employee directors of ArvinMeritor, Inc. (ArvinMeritor) directly with the interests of the ArvinMeritor shareowners.

2.   PARTICIPANTS.

     Participants in the Plan shall consist of directors of ArvinMeritor who are not employees of ArvinMeritor or any of its subsidiaries (Non-Employee Directors). The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by ArvinMeritor.

3.   SHARES RESERVED UNDER THE PLAN.

     Subject to the provisions of Section 14, there shall be reserved for delivery under the Plan 275,000 shares of Common Stock, par value $1.00 per share, of ArvinMeritor (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof. Shares with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited award or grant made pursuant to the Plan shall be available for further awards or grants.

4.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Corporate Governance and Nominating Committee (the Committee) of the Board of Directors of ArvinMeritor (the Board), subject to the right of the Board, in its sole discretion, to exercise or authorize another committee or person to exercise some or all of the responsibilities, powers and authority vested in the Committee under the Plan. The Committee (or the Board or any other committee or person authorized by the Board) shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.   EFFECTIVE DATE OF THE PLAN.

     The Plan has been approved by the Board and shall be submitted to the shareowners of ArvinMeritor for approval at the Annual Meeting of Shareowners to be held in 2004 and, if approved by the shareowners, shall become effective on the date and at the time of such approval.

6.   RESTRICTED SHARE UNITS.

     (a) Annual Awards. Immediately following each Annual Meeting of Shareowners of ArvinMeritor, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting may be awarded a right to receive Shares (Restricted Share Units) upon the terms and conditions set forth in the Plan and the applicable award agreement. The number of Restricted Share Units, if any, so awarded (the Annual RSU Amount) shall be fixed from time to time by the Board. Unless otherwise provided in the applicable award agreement, (i) each Restricted Share Unit shall be paid or settled by the issuance of one Share after the earliest of (A) six (6) years from the date of the award, (B) ten days after the Non-Employee Director retires from the Board after reaching age 72 and having served at least three years as a director or (C) the date the Non-Employee Director resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with ArvinMeritor's conflict of interest policies, death, disability or other circumstances that the Board determines not to be adverse to the best interests of ArvinMeritor and (ii) if the Non-Employee Director ceases to be a director prior to six years from the date of the award of the Restricted Share Unit for any reason other than as described in clause (i)(B) or clause (i)(C) above, such Restricted Share Unit will terminate and all right, title and interest of the Non-Employee Director thereunder will be forfeited. A participant shall not be required to make any payment for any Restricted Share Units or Shares delivered under this Section 6. Upon the delivery of Shares under this
          Section 6, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a shareowner as to those Shares, including the right to vote the Shares and to receive dividends thereon.

     (b) Discretionary Awards. At such times as the Board may determine, the Board may award to each Non-Employee Director, or to one or more designated Non-Employee Directors, such additional number of Restricted Share Units as the Board in its sole discretion shall determine.

     (c) Dividend Equivalents. If and to the extent provided for in the applicable award agreement, a recipient of Restricted Share Units shall be entitled, during the period after the Restricted Share Units are awarded and until the termination and forfeiture or payment and settlement thereof, to receive dividend equivalents in respect of such Restricted Share Units equal to the amount or value of any cash or other dividends or distributions payable on an equivalent number of Shares. Any such dividend equivalents shall be paid, with or without interest, as and when provided for in the applicable award agreement.

     (d) Deferrals. If and to the extent provided for in the applicable award agreement and on such terms and conditions as may be set forth therein, a Non-Employee Director may from time to time elect in advance to defer the issuance and delivery of Shares otherwise issuable in respect of Restricted Share Units held by the Non-Employee Director.

7.   SHARES.

     (a) Annual Awards. Immediately following each Annual Meeting of Shareowners of ArvinMeritor, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting may receive an award of Shares. The number of Shares, if any, so awarded (the Annual Share Amount) shall be fixed from time to time by the Board. A participant shall not be required to make any payment for any Shares delivered under this
          Section 7. Upon the delivery of Shares under this Section 7, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of a shareowner as to those Shares, including the right to vote the Shares and to receive dividends thereon.

     (b) Discretionary Awards. At such times as the Board may determine, the Board may award to each Non-Employee Director, or to one or more designated Non-Employee Directors, such additional number of Shares as the Board in its sole discretion shall determine.

8.   RESTRICTED SHARES.

     (a) Annual Awards. Immediately following each Annual Meeting of Shareowners of ArvinMeritor, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting may receive an award of restricted Shares (Restricted Shares). The number of Restricted Shares, if any, so awarded (the Annual Restricted Share Amount) shall be fixed from time to time by the Board. A participant shall not be required to make any payment for any Restricted Shares delivered under this Section 8. Upon receipt of an award of Restricted Shares, the recipient shall have the right to vote the Restricted Shares and to receive dividends thereon, and the

          Restricted Shares shall have all the attributes of outstanding Shares, except that the Restricted Shares shall be held in book-entry accounts subject to the direction of ArvinMeritor (or if ArvinMeritor elects, certificates therefor may be issued in the recipient's name but delivered to and held by ArvinMeritor). Unless otherwise provided in the applicable award agreement, (i) the Restricted Shares so held shall be delivered to the Non-Employee Director and cease to be Restricted Shares upon the earliest of (A) the date the restrictions set forth in the applicable award agreement lapse, (B) ten days after the Non-Employee Director retires from the Board after reaching age 72 and having served at least three years as a director or (C) the date the Non-Employee Director resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with ArvinMeritor's conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of ArvinMeritor and (ii) if the Non-Employee Director ceases to be a director for any reason other than as described in clause
          (i)(B) or clause (i)(C) above prior to the date the restrictions set forth in the applicable award agreement lapse, all right, title and interest of the Non-Employee Director in such Restricted Shares shall be forfeited and such Restricted Shares shall be transferred to ArvinMeritor.

     (b) Discretionary Awards. At such times as the Board may determine, the Board may award to each Non-Employee Director, or to one or more designated Non-Employee Directors, such additional number of Restricted Shares as the Board in its sole discretion shall determine.

9.   STOCK OPTIONS.

     (a) Annual Grants. Immediately following each Annual Meeting of Shareowners of ArvinMeritor, each Non-Employee Director who is elected a director at, or was previously elected and continues as a director after, that Annual Meeting may be granted an option (Option) to purchase Shares. The number of Shares subject to Options, if any, so granted (the Annual Option Amount) shall be fixed from time to time by the Board.

     (b) Discretionary Grants. At such times as the Board may determine, the Board may grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, Options for such additional number of Shares as the Board in its sole discretion shall determine.

     (c) Exercise Price. The exercise price per Share for each Option granted under this Section 9 shall be one-hundred percent (100%) of the Fair Market Value (as defined below) of the Shares on the date of grant.

     (d) Exercise and Termination. The purchase price of the Shares with respect to which an Option or portion thereof is exercised shall be payable in full in cash, Shares valued at their Fair Market Value on the date of exercise, or a combination thereof. Unless otherwise provided in the applicable award agreement: (i) each Option may be exercised in whole or in part at any time after it becomes exercisable, (ii) each Option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Option is granted and (iii) no Option shall be exercisable prior to one year or after ten years from the date of the grant thereof; provided, however, that (A) if the holder of an Option dies, the Option may be exercised from and after the date of the optionee's death for a period of three years (or until the expiration date specified in the Option if earlier) even if it was not exercisable at the date of death; (B) if an optionee retires after reaching age 72 and having served at least three years as a director, all Options then held by that optionee shall be exercisable even if they were not exercisable at the optionee's retirement date, provided, however, that each such Option shall expire at the earlier of five years after the date of the optionee's retirement or the expiration date specified in the Option; (C) if an optionee ceases to be a director by reason of disability or resignation from the Board for reasons of the antitrust laws, compliance with ArvinMeritor's conflict of interest policies or other circumstances that the Board determines not to be adverse to the best interests of ArvinMeritor, all Options then held by such optionee may be exercised from and after such termination date for a period of one year (or until the expiration date specified in the Option, if earlier), even if they were not exercisable at such termination date, unless otherwise determined by the Board; and (D) if an optionee ceases to be a director while holding unexercised Options for any reason not specified above, such Options are then void.

     (e) Nonassignability. Except as otherwise provided in an applicable award agreement, Options granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution or (ii) by gift to the grantee's spouse or natural, adopted or step-children or grandchildren (Immediate Family Members) or to a trust for the benefit of one or more of the grantee's Immediate Family Members or to a family charitable trust established by the grantee or a member of the grantee's family.

10.  STOCK APPRECIATION RIGHTS.

     (a) Annual Grants. Immediately following each Annual Meeting of Shareowners of ArvinMeritor, each Non-Employee Director who is elected a director at, or was previously elected and continues as a director after, that Annual Meeting may be granted Stock Appreciation Rights (as defined below). The number of Stock Appreciation Rights, if any, so granted (the Annual SAR Amount) shall be fixed from time to time by the Board. Tandem SARs (as defined below) may be granted at the time of grant of an Option or at any time thereafter during the term of an Option.

     (b) Discretionary Grants. At such times as the Board may determine, the Board may grant to each Non-Employee Director, or to one or more designated Non-Employee Directors, awards of such additional number of Stock Appreciation Rights as the Board in its sole discretion shall determine.

     (c) Exercise and Other Terms. A Tandem SAR shall be exercisable only when and to the extent that the related Option is exercisable and in lieu thereof. Freestanding SARs (as defined below) may be granted on terms and conditions determined by the Committee, consistent with the provisions of the Plan. The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at their Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Committee may determine. Upon exercise of a Tandem SAR and surrender of the related Option or part thereof, such Option, to the extent surrendered, shall not thereafter be exercisable, and the Shares covered by the surrendered Option shall not again be available for grants pursuant to the Plan. Upon exercise of a Freestanding SAR, any Shares delivered in payment thereof shall not again be available for grants pursuant to the Plan. Unless otherwise provided in the applicable award agreement:
          (i) each Freestanding SAR may be exercised in whole or in part at any time after it becomes exercisable, (ii) each Freestanding SAR shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Freestanding SAR is granted and (iii) no Freestanding SAR shall be exercisable prior to one year or after ten years from the date of the grant thereof; provided, however, that (A) if the holder of a Freestanding SAR dies, the Freestanding SAR may be exercised from and after the date of the Non-Employee Director's death for a period of three years (or until the expiration date specified in the Freestanding SAR if earlier) even if it was not exercisable at the date of death; (B) if a Non-Employee Director retires after reaching age 72 and having served at least three years as a director, all Freestanding SARs then held by that Non-Employee Director shall be exercisable even if they were not exercisable at the Non-Employee Director's retirement date, provided, however, that each such Freestanding SAR shall expire at the earlier of five years after the date of the Non-Employee Director's retirement or the expiration date specified in the Freestanding SAR; (C) if a Non-Employee Director ceases to be a director by reason of disability or resignation from the Board for reasons of the antitrust laws, compliance with ArvinMeritor's conflict of interest policies or other circumstances that the Board determines not to be adverse to the best interests of ArvinMeritor, all Freestanding SARs then held by such Non-Employee Director may be exercised from and after such termination date for a period of one year (or until the expiration date specified in the Freestanding SAR, if earlier), even if they were not exercisable at such termination date, unless otherwise determined by the Board; and (D) if a Non-Employee Director ceases to be a director while holding unexercised Freestanding SARs for any reason not specified above, such Freestanding SARs are then void.

     (d) Definitions. For purposes of the Plan, "Stock Appreciation Right" or "SAR" means a right granted to a Non-Employee Director (i) in conjunction with all or any part of any Option, which entitles the Non-Employee Director, upon exercise of such right, to surrender such Option, or any part thereof, and to receive a payment equal to the excess of the Fair Market Value on the date of such exercise of the Shares covered by such Option, or part thereof, over the purchase price of such Shares pursuant to the Option (a Tandem SAR) or (ii) separate and apart from any Option, which entitles the Non-Employee Director, upon exercise of such right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such right from the date of grant of such right to the date on which the Non-Employee Director exercises such right (a Freestanding SAR).

11.  PRO RATA AWARDS.

     Each Non-Employee Director who is elected a director at any meeting of the Board shall receive effective immediately after that meeting an award of one hundred percent (100%) of the Annual RSU Amount, the Annual Share Amount, the Annual Restricted Share Amount, the Annual Option Amount and the Annual SAR Amount (the "Annual Grant Amount") if elected after an Annual Meeting of Shareowners and prior to May 1; an award of seventy-five percent (75%) of the Annual Grant Amount if elected between May 1 and July 31; an award of fifty percent (50%) of the Annual Grant Amount if elected between August 1 and October 31; and an award of twenty-five percent (25%) of the Annual Grant Amount if elected between November 1 and the next Annual Meeting of Shareowners.

12. RESTRICTED SHARE UNITS OR RESTRICTED SHARES IN LIEU OF CASH COMPENSATION OR SHARES.

     (a) Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which deferral of fees is to be applicable, to defer all or any portion of the cash retainer to be paid for Board or other service related to Board activities in the following calendar year through the issuance or transfer of Restricted Share Units or Restricted Shares, valued at the Fair Market Value of the Shares on the date when each payment of such retainer amount would otherwise be made in cash. Such Restricted Share Units or Restricted Shares shall be the same as and subject to the same provisions as are applicable to Restricted Share Units and Restricted Shares that may be awarded pursuant to Sections 6 and 8, respectively.

     (b) Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year in which an annual award of Shares is to be made pursuant to Section 7(a), to receive the annual award in the form of Restricted Share Units or Restricted Shares. Such Restricted Share Units or Restricted Shares shall be the same as and subject to the same provisions as are applicable to Restricted Share Units and Restricted Shares that may be awarded pursuant to Sections 6 and 8, respectively.

13.  AWARD AGREEMENTS.

     Each award or grant under the Plan may be evidenced by an award agreement setting forth such terms and conditions of the award or grant, not inconsistent with the terms of the Plan, as the Committee shall determine. In the event of any conflict between an award agreement and the Plan, the terms of the Plan shall govern.

14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and outstanding awards or grants and award agreements and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

15.  GOVERNMENT AND OTHER REGULATIONS.

     The obligations of ArvinMeritor to issue or deliver Shares under the Plan or upon exercise of Options granted under the Plan shall be subject to (a) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (b) the condition that such Shares shall have been duly listed on the New York Stock Exchange.

16.  AMENDMENT AND TERMINATION OF THE PLAN.

     The Plan may be amended by the Board in any respect, provided that, without shareowner approval, no amendment shall (a) materially increase the number of Shares available under the Plan (other than adjustments pursuant to Section 14), (b) expand the types of awards available under the Plan, (c) materially expand the class of directors eligible to participate in the Plan, (d) materially change the method of determining the exercise price of Options under the Plan or (e) otherwise be effective to the extent that shareowner approval is necessary to comply with applicable requirements of the New York Stock Exchange. The Plan may also be terminated at any time by the Board. Termination of the Plan shall not affect the rights of Non-Employee Directors with respect to awards previously granted to them and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

17.  MISCELLANEOUS.

     (a) Nothing contained in the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with ArvinMeritor.

     (b) For purposes of the Plan, the "Fair Market Value" of Shares means the closing sale price of the Shares as reported in the New York Stock Exchange -- Composite Transactions on the date of a determination (or on the next preceding day that Shares were traded if they were not traded on the date of a determination).

     (c) Notwithstanding any other provision of the Plan, if a Change of Control as defined in Section 8.10 of ArvinMeritor's Amended By-Laws shall occur, then, unless prior to the occurrence thereof the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, (i) all Options and Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not then exercisable, (ii) the restrictions on all Restricted Shares awarded under the Plan shall forthwith lapse and
          (iii) all outstanding Restricted Share Units shall forthwith be paid or settled by the issuance of Shares thereunder.

     (d) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.